Exhibit 21
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The following is a list of wholly owned subsidiaries, unless otherwise noted, of FPIC Insurance Group, Inc. as of December 31, 2001:


Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

First Professionals Insurance Company, Inc. (First
Professionals)                                                Florida

Anesthesiologists Professional Assurance Company              Florida

FPIC Insurance Agency, Inc.                                   Florida

McCreary Corporation                                          Florida

Employers Mutual, Inc.                                        Florida

FPIC Services, Inc.                                           Florida

Professional Strategy Options, Inc.                           Florida

Administrators For The Professions, Inc. (AFP)                New York

Group Data Corporation                                        New York
(100% owned by AFP)

FPIC Intermediaries, Inc.                                     New York
(100% owned by AFP)

The Tenere Group, Inc. (Tenere)                               Missouri
(100% owned by First Professionals)

Intermed Insurance Company (Intermed)                         Missouri
(100% owned by Tenere)

Trout Insurance Services, Inc.                                Missouri
(100% owned by Intermed)

Interlex Insurance Company                                    Missouri
(100% owned by Intermed)

Insurance Services, Inc.                                      Missouri
(100% owned by Intermed)